CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 1 on Registration Statement on Form S-8/A (File No. 333-95417) of our report, dated April 7, 2000, which appears on Page 28 of the Annual Report on Form 10-KSB/A of GenesisIntermedia.com, Inc. and subsidiary for the year ended December 31, 1999.




Singer Lewak Greenbaum & Goldstein, LLP
Los Angeles, California

January 25, 2001